EXHIBIT 99.1
                                                                               PRESS RELEASE

Neoware Appoints Roy Zatcoff as Executive Vice President

     KING OF PRUSSIA, Pa., March 21, 2005– Neoware Systems, Inc. (Nasdaq:NWRE), the leading supplier of software, services and thin client appliances, today announced that it has appointed Roy Zatcoff as Executive Vice President, responsible for worldwide marketing and product development.

     Mr. Zatcoff brings over 25 years of senior executive management experience in high growth technology companies, including positions as Executive Vice President of SCT Corporation and President of two of its operating units. Following the sale of SCT in 2003, he served as Chief Operating Officer of Primavera Systems Inc., a privately-held software company. During his career, Mr. Zatcoff has been responsible for a variety of engineering, marketing, and general management functions, including product development, business operations, acquisitions and integration of acquired operations.

     The addition of Mr. Zatcoff will strengthen Neoware’s global marketing and its position as technology leader in the thin client appliance segment of the PC market, and will facilitate the integration of Neoware’s recent acquisitions.

     “As Neoware’s opportunities grow, we’ll continue the strategy of attracting and hiring the best talent to our team, since we believe that Neoware’s success will continue to be the direct result of the skills and efforts of our people,” commented Michael Kantrowitz, Neoware’s Chairman and CEO. “Roy brings Neoware significant experience in general management, marketing and product development, and we look forward to his contributions.”

     “Neoware is in the right place at the right time, and I believe that I can assist the company in achieving its aggressive goals,” commented Roy Zatcoff, Neoware’s new Executive Vice President. “With industry leading products and technology, continual growing demand for thin-client solutions, and our significant financial resources, Neoware is poised to build on its strong record of success.”

Back to Contents

About Neoware

Recently ranked America’s eighth fastest-growing company by Fortune Magazine, Neoware is a leading provider of software, services, and thin client appliances that make computing more open, secure, reliable, affordable and manageable. By leveraging open technologies and eliminating the obsolescence that is built into standard PC architectures, Neoware enables enterprises to leverage server-based computing to provide increased flexibility and choice, as well as lower up-front and total costs.

Neoware’s software products enable enterprises to gain control of their desktops, and to integrate mainframe, midrange, UNIX and Linux applications with Windows® and the web. Neoware’s thin client appliances and software enable enterprises to run applications on servers, and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one-fourth the price of today’s typical business PC.

Neoware’s products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.

Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

# # #

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: Mr. Zatcoff’s ability to strengthen our global marketing and our position as technology leader and to facilitate the integration of recent acquisitions; the future hiring of talented personnel; and our future growth . These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs; pricing pressures; rapid technological changes in the industry; growth of the thin client computing segment of the PC market; growth of the host access software market; increased competition; our ability to attract and retain qualified personnel, including Mr. Zatcoff; our ability to successfully integrate our recent acquisitions; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in customer order patterns; adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2004 and Forms 10-Q for the quarters ended September 30, 2004 and December 31, 2004.

Back to Contents

Investor Relations Contact:
Cameron Associates
Kevin McGrath
(212) 245-8800 x203
email: kevin@cameronassoc.com

Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
email: invest@neoware.com